UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2022

PRESIDIO PROPERTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	33-0841255
(State or other jurisdiction of incorporation or organization	(I.R.S. employer identification no.)

4995 Murphy Canyon Road, Suite 300

San Diego, CA 92123

(Address of principal executive offices)

(760) 471-8536

(Registrant’s telephone number, including area code)

Title of each class of registered securities	Trading Symbol(s)	Name of each exchange on which registered
Series A Common Stock, $0.01 par value per share	SQFT	The Nasdaq Stock Market LLC

9.375% Series D Cumulative Redeemable Perpetual Preferred Stock $0.01 par value per share	SQFTP	The Nasdaq Stock Market LLC

Series A Common Stock Purchase Warrants to Purchase Shares of Common Stock	SQFTW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐.

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 7, 2022, Presidio Property Trust, Inc. (the “Company”) announced the completion of the initial public offering (“IPO”) of Murphy Canyon Acquisition Corp. (“Murphy Canyon”), a special purpose acquisition company (SPAC) sponsored by the Company through a wholly-owned subsidiary. Pursuant to the IPO, Murphy Canyon sold 13,225,000 units to the public at a price of $10 per unit, with each unit consisting one share of Class A common stock, par value $0.0001 per share, of Murphy Canyon ("common stock") and one redeemable warrant, with each whole warrant entitling the holder thereof to purchase one share of common stock at a price of $11.50 per share. Only whole warrants are exercisable. The 13,225,000 units includes the exercise in full by the underwriters of their over-allotment option to purchase up to an additional 1,725,000 units. The units are listed on the Nasdaq Global Market Exchange and began trading under the ticker symbol “MURFU” on February 3, 2022.

The Company’s press release related to the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed herewith:

99.1	Press Release Dated February 7, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

Date: February 7, 2022	By:	/s/ Adam Sragovicz
Adam Sragovicz
Chief Financial Officer